GE AEROSPACE ANNOUNCES FIRST QUARTER 2026 RESULTS
Strong 1Q performance with robust commercial services backlog growth, trending to high-end of 2026 guide

First Quarter 2026:
•Total orders of $23.0B, +87%;
•Total revenue (GAAP) of $12.4B, +25%; adjusted revenue* $11.6B, +29%;
•Profit (GAAP) of $2.2B, (2)%; operating profit* $2.5B, +18%;
•Profit Margin (GAAP) of 17.7%, (490) bps; operating profit margin* 21.8%, (200) bps;
•Continuing EPS (GAAP) of $1.83, flat; adjusted EPS* $1.86, +25%;
•Cash from operating activities (GAAP) of $1.9B, +21%; free cash flow* $1.7B, +14%

CINCINNATI — April 21, 2026 — GE Aerospace (NYSE:GE) announced results today for the first quarter ending March 31, 2026.

GE Aerospace Chairman and CEO H. Lawrence Culp, Jr., said, "GE Aerospace had a strong first quarter with orders growing 87% and revenue up 29% supporting double-digit growth in earnings and free cash flow. FLIGHT DECK keeps us focused on what our customers value: driving improvements in output and durability, while reducing cost of ownership and applying today's learnings to next-generation technologies."

Culp continued, "Our young and diverse fleet coupled with a $170 billion commercial services backlog positions us well to navigate the current operating environment. With the dynamic geopolitical landscape, we're holding our full-year guidance across the board and are trending toward the high-end of the range given our strong start to the year."

Recent highlights include:
•Increased material input from priority suppliers by double-digits sequentially, contributing to Commercial Engines & Services (CES) services revenue up 39%. Total engine deliveries increased 43% year-over-year.
•Announced commercial wins for more than 650 engines, including agreements with American Airlines for more than 300 LEAP-1A engines, United Airlines for 300 GEnx engines, and Delta Airlines for 60 GEnx engines. Additionally signed a long-term materials agreement with Ryanair to cover their entire fleet of ~2,000 CFM56 and LEAP engines.
•Secured a contract for T408 engines to continue supporting the U.S. Marine Corps, and a contract with the U.S. Air Force to design the GEK1500, a next-gen engine for small Collaborative Combat Aircraft (CCA) in partnership with Kratos.
•Shared plans to invest $1 billion in U.S. manufacturing sites and supplier base for the second consecutive year to help accelerate engine deliveries, ramp parts that extend time-on-wing, and strengthen the defense industrial base.
•Continued to strengthen the external global Maintenance, Repair and Overhaul (MRO) network to support LEAP aftermarket demand by adding Iberia as the seventh Premier MRO and expanding Delta TechOps capabilities to both LEAP-1A and LEAP-1B engines.
•Established Singapore as the world's first airport testbed for Open Fan technology as a part of the CFM RISE program to study the integration of next-generation engine architecture into airport operations and develop a readiness framework for airframers, airports, and airlines worldwide.
* Non-GAAP Financial Measure

Total Company Results & Guidance

	Three Months Ended March 31
Dollars in millions; per-share amounts in dollars, diluted	2026	2025	Year on Year
GAAP Metrics
Total Revenue	$12,392	$9,935	25%
Profit	2,198	2,245	(2)%
Profit Margin	17.7%	22.6%	(490) bps
Continuing EPS	1.83	1.83	—%
Cash from Operating Activities (CFOA)	1,868	1,543	21%
Non-GAAP Metrics
Adjusted Revenue	$11,614	$9,001	29%
Operating Profit	2,528	2,146	18%
Operating Profit Margin	21.8%	23.8%	(200) bps
Adjusted EPS	1.86	1.49	25%
Free Cash Flow (FCF)	1,658	1,451	14%

By Segment
Commercial Engines & Services	$8,920	$6,663	34%
Defense & Propulsion Technologies	3,214	2,698	19%
Eliminations & Other	(519)	(361)	(44)%
Adjusted revenue (Non-GAAP)	$11,614	$9,001	29%

Commercial Engines & Services	$2,356	$1,910	23%
Defense & Propulsion Technologies	379	325	17%
Corporate Cost & Eliminations-a) (Non-GAAP)	(206)	(89)	(131)%
Operating profit (Non-GAAP)	$2,528	$2,146	18%

GE Aerospace Full-Year 2026 Guidance:
For 2026, the company is maintaining the following guidance, but trending toward the higher-end of the range of:

	2025	2026 Guide
Adjusted Revenue* Growth Adjusted Revenue*	'+21% $42.3B	LDD
Operating Profit* Operating profit margin*	$9.1B 21.4%	$9.85B - $10.25B
Adjusted EPS*	$6.37	$7.10 - $7.40
Free Cash Flow* FCF* conversion-b)	$7.7B 113%	$8.0B - $8.4B >100%

2026 Guidance Assumptions: GE Aerospace's full-year 2026 guidance now assumes several macro factors including the price of brent crude oil remaining elevated through 3Q and decreasing by year-end, a near-term impact from fuel availability, a reduction in global GDP estimates, and flat to low-single-digit departures-c) growth in 2026. Guidance does not assume a global economic recession.

* Non-GAAP Financial Measure
(a – Adjusted Corporate & Other operating costs* represents the sum of Corporate & other profit (costs) and (Eliminations)
(b – FCF* conversion: FCF* / adjusted net income*
(c – GE Aerospace/CFM departures

Results and Guidance by Reporting Segment
The following discussions and variance explanations are intended to reflect management’s view of the relevant comparisons of financial results.
Commercial Engines & Services (CES)

	Three months ended March 31
(Dollars in millions)	2026	2025	Year on Year
Orders	$17,331	$8,988	93%
Revenue	8,920	6,663	34%
Operating profit/(loss)	2,356	1,910	23%
Operating profit/(loss) margin	26.4%	28.7%	(230)	bps

For the quarter, orders of $17.3 billion increased 93%, with services increasing 49% and equipment more than tripling. Revenue of $8.9 billion was up 34%. Services grew 39% with internal shop visit revenue up 35% and spare parts revenue growing more than 25%. Equipment revenue grew 20%, from unit volume up 50%, partially offset by customer mix. Profit of $2.4 billion was up 23% from higher services volume, price and absence of charges related to estimated profitability on long-term service agreements. In 1Q'26 we recorded charges related to estimated profitability on long-term service agreements of approximately $(30) million including approximately $100 million reversal of a majority of the tariff-related charge recorded in 1Q’25. Overall, margins contracted (230) basis points from install engine growth (including GE9X) and investments.

In 2026, CES continues to expect revenue growth of mid-teens, driven by mid-teens services revenue growth, and equipment revenue growth of mid- to high-teens. Operating profit continues to be expected in the range of $9.6-$9.9 billion.

Defense & Propulsion Technologies (DPT)

	Three months ended March 31
(Dollars in millions)	2026	2025	Year on Year
Orders	$6,174	$3,693	67%
Revenue	3,214	2,698	19%
Operating profit/(loss)	379	325	17%
Operating profit/(loss) margin	11.8%	12.0%	(20)	bps

For the quarter, orders of $6.2 billion were up 67%. Revenue of $3.2 billion grew 19%. Defense & Systems revenue grew 14% with growth in both services and equipment, including deliveries up 24%. Propulsion & Additive Technologies revenue grew 29% with growth across all businesses, led by Avio Aero. Profit of $379 million was up 17% from increased volume and price. Margins were down (20) basis points driven by mix, investments and inflation.

In 2026, DPT continues to expect revenue growth of mid- to high-single-digit, and operating profit of $1.55-$1.65 billion.
* Non-GAAP Financial Measure

Financial Measures That Supplement GAAP

We believe that presenting non-GAAP financial measures provides management and investors useful measures to evaluate performance and trends of the total company and its businesses. This includes adjustments in recent periods to GAAP financial measures to increase period-to-period comparability following actions to strengthen our overall financial position and how we manage our business.

In addition, management recognizes that certain non-GAAP terms may be interpreted differently by other companies under different circumstances. In various sections of this report we have made reference to the following non-GAAP financial measures in describing our (1) revenue, specifically Adjusted revenue, (2) costs, specifically Adjusted Corporate & other operating costs, (3) profit, specifically Operating profit and Operating profit margin; Adjusted net income (loss) and Adjusted earnings (loss) per share (EPS), (4) cash flows, specifically free cash flow (FCF), (5) guidance, specifically 2026 Operating profit, 2026 Adjusted EPS and 2026 FCF.

The reasons we use these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures follow. Certain columns, rows or percentages within these reconciliations may not add or recalculate due to the use of rounded numbers. Totals and percentages presented are calculated from the underlying numbers in millions.

ADJUSTED REVENUE, OPERATING PROFIT AND PROFIT MARGIN (NON-GAAP)	Three months ended March 31
(Dollars in millions)	2026	2025	V%
Total revenue (GAAP)	$12,392	$9,935	25%
Less: Insurance revenue	778	934
Adjusted revenue (Non-GAAP)	$11,614	$9,001	29%

Total costs and expenses (GAAP)	$10,178	$7,992	27%
Less: Insurance cost and expenses	648	728
Less: U.S. tax equity cost and expenses	4	5
Less: interest and other financial charges	230	210
Less: non-operating benefit cost (income)	(176)	(201)
Less: restructuring & other	24	1
Less: separation costs	55	51
Add: noncontrolling interests	16	(5)
Adjusted costs (Non-GAAP)	$9,410	$7,192	31%

Other income (loss) (GAAP)	$(16)	$302	(105)%
Less: U.S. tax equity	(55)	(42)
Less: gains (losses) on retained and sold ownership interests and other equity securities	(309)	7
Less: gains (losses) on purchases and sales of business interests	24	—
Adjusted other income (loss) (Non-GAAP)	$325	$337	(4)%

Profit (loss) (GAAP)	$2,198	$2,245	(2)%
Profit (loss) margin (GAAP)	17.7%	22.6%	(490) bps

Operating profit (loss) (Non-GAAP)	$2,528	$2,146	18%
Operating profit (loss) margin (Non-GAAP)	21.8%	23.8%	(200) bps

We believe that adjusting revenue provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of revenue from our run-off insurance operations. We believe that adjusting profit to exclude the effects of items that are not closely associated with ongoing operations provides management and investors with a meaningful measure that increases the period-to-period comparability. Gains (losses) and restructuring and other items are impacted by the timing and magnitude of gains associated with dispositions, and the timing and magnitude of costs associated with restructuring and other activities. We also use Adjusted revenue* and Operating profit* as performance metrics at the company level for our annual executive incentive plan for 2026.

*Non-GAAP Financial Measure

ADJUSTED CORPORATE & OTHER OPERATING COSTS (NON-GAAP)	Three months ended March 31
(In millions)	2026	2025	V%
Insurance revenue	$778	$934
Eliminations and other	(519)	(361)
Corporate & Other revenue	$259	$573	(55)%
Gains (losses) on purchases and sales of business interests	24	—
Gains (losses) on retained and sold ownership interests and other equity securities	(309)	7
Restructuring and other charges	(24)	(1)
Separation costs	(55)	(51)
Insurance profit (loss)	130	205
U.S. tax equity profit (loss)	(59)	(47)
Adjusted Corporate & Other operating costs (Non-GAAP)	(206)	(89)
Corporate & Other operating profit (cost) (GAAP)	$(500)	$24
Less: gains (losses), impairments, Insurance, and restructuring & other	(293)	113
Adjusted Corporate & Other operating costs (Non-GAAP)	$(206)	$(89)	(131)%

Corporate & Other profit (costs)	(36)	25
Eliminations	(170)	(114)
Adjusted Corporate & Other operating costs (Non-GAAP)	$(206)	$(89)	(131)%

ADJUSTED NET INCOME (LOSS) (NON-GAAP)	Three months ended March 31
(In millions, diluted, per-share amounts in dollars)	2026		2025
	Income	EPS	Income	EPS
Net income (loss) from continuing operations (GAAP)	$1,930	$1.83	$1,967	$1.83
Insurance net income (loss) (pre-tax)	133	0.13	207	0.19
Tax effect on Insurance net income (loss)(a)	(28)	(0.03)	24	0.02
Less: Insurance net income (loss) (net of tax)	104	0.10	231	0.21
U.S. tax equity net income (loss) (pre-tax)	(67)	(0.06)	(55)	(0.05)
Tax effect on U.S. tax equity net income (loss)	75	0.07	63	0.06
Less: U.S. tax equity net income (loss) (net of tax)	9	0.01	9	0.01
Non-operating benefit (cost) income (pre-tax) (GAAP)	176	0.17	201	0.19
Tax effect on non-operating benefit (cost) income	(37)	(0.04)	(42)	(0.04)
Less: Non-operating benefit (cost) income (net of tax)	139	0.13	159	0.15
Gains (losses) on purchases and sales of business interests (pre-tax)	24	0.02	—	—
Tax effect on gains (losses) on purchases and sales of business interests	—	—	3	—
Less: Gains (losses) on purchases and sales of business interests (net of tax)	24	0.02	3	—
Gains (losses) on retained and sold ownership interests and other equity securities (pre-tax)	(309)	(0.29)	7	0.01
Tax effect on gains (losses) on retained and sold ownership interests and other equity securities(a)(b)	62	0.06	1	—
Less: Gains (losses) on retained and sold ownership interests and other equity securities (net of tax)	(247)	(0.23)	8	0.01
Restructuring & other (pre-tax)	(24)	(0.02)	(1)	—
Tax effect on restructuring & other	5	—	—	—
Less: Restructuring & other (net of tax)	(19)	(0.02)	(1)	—
Separation costs (pre-tax)	(56)	(0.05)	(51)	(0.05)
Tax effect on separation costs	12	0.01	10	0.01
Less: Separation costs (net of tax)	(44)	(0.04)	(41)	(0.04)
Adjusted net income (loss) (Non-GAAP)	$1,963	$1.86	$1,601	$1.49

(a) Includes related tax valuation allowances. Tax effect on Insurance net income includes valuation allowances for 2025.
(b) Includes tax benefits available to offset the tax on gains (losses) on equity securities.

Earnings-per-share amounts are computed independently. As a result, the sum of per-share amounts may not equal the total.
We believe that Adjusted net income* provides management and investors with useful measures to evaluate the performance of the total company and increased period-to-period comparability, as well as a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding items that are not closely related with ongoing operations. We also use Adjusted EPS* as a performance metric at the company level for our performance stock units granted in 2026.

*Non-GAAP Financial Measure

FREE CASH FLOW (FCF) (NON-GAAP)	Three months ended March 31
(In millions)	2026	2025	V%
Cash flows from operating activities (CFOA) (GAAP)	$1,868	$1,543	21%
Add: gross additions to property, plant and equipment and internal-use software	(331)	(208)
Add: dispositions of property, plant and equipment	13	10
Less: separation cash expenditures	(83)	(76)
Less: Corporate & Other restructuring cash expenditures	(26)	(31)
Free cash flow (FCF) (Non-GAAP)	$1,658	$1,451	14%

We believe investors may find it useful to compare free cash flow* performance without the effects of separation cash expenditures and Corporate & Other restructuring cash expenditures (associated with the separation-related program announced in the fourth quarter of 2022). In addition, beginning in the third quarter of 2025, we include dispositions of property, plant and equipment. We believe this measure will better allow management and investors to evaluate the capacity of our operations to generate free cash flow*. We also use FCF* as a performance metric at the company level for our annual executive incentive plan and performance stock units granted in 2026.

2026 GUIDANCE: 2026 OPERATING PROFIT (NON-GAAP)

We cannot provide a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measure for Operating profit* in 2026 without unreasonable effort due to the uncertainty of timing of any gains or losses related to acquisitions & dispositions, the timing and magnitude of the financial impact related to the mark-to-market of our investment in BETA Technologies, Inc. and the timing and magnitude of restructuring expenses. Although we have attempted to estimate the amount of gains and restructuring charges for the purpose of explaining the probable significance of these components, this calculation involves a number of unknown variables, resulting in a GAAP range that we believe is too large and variable to be meaningful.

2026 GUIDANCE: 2026 ADJUSTED EPS (NON-GAAP)

We cannot provide a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measure for Adjusted EPS* in 2026 without unreasonable effort due to the uncertainty of timing of any gains or losses related to acquisitions & dispositions, the timing and magnitude of the financial impact related to the mark-to-market of our investment in BETA Technologies, Inc. and the timing and magnitude of restructuring expenses. Although we have attempted to estimate the amount of gains and restructuring charges for the purpose of explaining the probable significance of these components, this calculation involves a number of unknown variables, resulting in a GAAP range that we believe is too large and variable to be meaningful.

2026 GUIDANCE: 2026 FCF (NON-GAAP)

We cannot provide a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measure for free cash flow* in 2026 without unreasonable effort due to the uncertainty of timing for capital expenditures and restructuring related cash expenditures.

*Non-GAAP Financial Measure

Caution Concerning Forward Looking Statements:

This release and certain of our public communications and filings we make with the U.S. Securities and Exchange Commission (SEC) may contain statements related to future, not past, events. These forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," "estimate," "forecast," "target," "preliminary," "range" or similar expressions. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the impacts of macroeconomic and market conditions and volatility on our business operations, financial results and financial position; conditions affecting the aerospace industry, including our customers and suppliers; our expected financial performance, including cash flows, revenue, margins, net income and earnings per share; planned and potential transactions; our credit ratings and outlooks; our funding and liquidity; our cost structures and plans to reduce costs; restructuring, impairment or other financial charges; or tax rates.

For us, particular areas where risks or uncertainties could cause our actual results to be materially different than those expressed in our forward-looking statements include:
•changes in macroeconomic and market conditions and market volatility (including risks related to recession, inflation, supply chain constraints or disruptions, interest rates, values of financial assets, oil, jet fuel and other commodity prices and exchange rates), and the impact of such changes and volatility on our business operations and financial results;
•market or other developments that may affect demand or the financial strength and performance of airframers, airlines, suppliers and other key aerospace industry participants, such as demand for air travel, supply chain or other production constraints, shifts in U.S. or foreign government defense programs and other industry dynamics;
•pricing, cost, volume and the timing of sales, deliveries, investment and production by us and our customers, suppliers or other industry participants;
•the impact of actual or potential safety or quality issues or failures of our products or third-party products with which our products are integrated, including design, production, performance, durability or other issues, and related costs and reputational effects;
•operational execution on our business plans, including our performance amidst market growth and ramping newer product platforms, meeting delivery and other contractual obligations, improving turnaround times in our services businesses and reducing costs over time;
•global economic trends, competition and geopolitical risks, including evolving impacts from tariffs, sanctions or other trade tensions between the U.S. and other countries, or demand or supply shocks from events such as a major terrorist attack, war (including conflict in the Middle East), natural disasters or actual or threatened public health pandemics or other emergencies;
•the amount and timing of our income and cash flows, which may be impacted by macroeconomic, customer, supplier, competitive, contractual, financial or accounting (including changes in estimates) and other dynamics and conditions;
•our capital allocation plans, including the timing and amount of dividends, share repurchases, acquisitions, organic investments and other priorities;
•our decisions about investments in research and development or new products, services and platforms, and our ability to launch new products in a cost-effective manner, as well as technology developments and other dynamics that could shift the demand or competitive landscape for our products and services;
•our success in executing planned and potential transactions, including the timing for such transactions, the ability to satisfy regulatory requirements or any applicable pre-conditions and the expected benefits;
•downgrades of our credit ratings or ratings outlooks, or changes in rating application or methodology, and the related impact on our funding profile, costs, liquidity and competitive position;
•capital or liquidity needs associated with our run-off insurance operations or mortgage portfolio in Poland (Bank BPH), the amount and timing of any required future capital contributions and any strategic options that we may consider;
•changes in law, regulation or policy that may affect our businesses, such as trade policy and tariffs; government defense priorities or budgets; environmental or climate regulation, incentives and emissions offsetting or trading regimes and the effects of tax law changes or audits;
•the impact of regulation; government investigations; regulatory, commercial and legal proceedings or disputes; environmental, health and safety matters; or other legal compliance risks, including the impact of shareholder and related lawsuits, Bank BPH and other proceedings that are described in our SEC filings;

•the impact related to information technology, cybersecurity, artificial intelligence or data security developments or breaches at GE Aerospace or third parties; and
•the other factors that are described in the "Risk Factors" section in our Annual Report on Form 10-K for the year ended December 31, 2025, as such descriptions may be updated or amended in future reports we file with the SEC.

These or other uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements. This document includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

Additional Information
CFM International is a 50/50 JV that produces CFM56 and LEAP engine families. RISE is a program of CFM International. CFM RISE is a registered trademark. CFM RISE is a technology demonstrator program, not a product for sale. Engine Alliance is a 50/50 JV that produces the GP7200 engine.

GE Aerospace’s Investor Relations website at www.geaerospace.com/investor-relations, as well as GE Aerospace’s LinkedIn and other social media accounts, contain a significant amount of information about GE Aerospace, including financial and other information for investors. GE Aerospace encourages investors to visit these websites from time to time, as information is updated and new information is posted.

Additional financial information can be found on the Company’s website at: www.geaerospace.com/investor-relations under Events and Reports.

Conference Call and Webcast
GE Aerospace will discuss its results during its investor conference call today starting at 7:30 a.m. ET. The conference call will be broadcast live via webcast, and the webcast and accompanying slide presentation containing financial information can be accessed by visiting the Events and Reports page on GE Aerospace’s website at: www.geaerospace.com/investor-relations. An archived version of the webcast will be available on the website after the call.

About GE Aerospace
GE Aerospace is a global aerospace propulsion, services, and systems leader with an installed base of approximately 50,000 commercial and 30,000 military aircraft engines. With a global team of approximately 57,000 employees building on more than a century of innovation and learning, GE Aerospace is committed to inventing the future of flight, lifting people up, and bringing them home safely. Learn more about how GE Aerospace and its partners are defining flight for today, tomorrow and the future at www.geaerospace.com.

GE Aerospace Investor Contact:
Blaire Shoor, 857.472.9659
blaire.shoor@geaerospace.com

GE Aerospace Media Contact:
Nicole Sizemore, 203.945.9783
nicole.sizemore@geaerospace.com